TRUST AGREEMENT

                                     BETWEEN

                              RSGROUP TRUST COMPANY

                                       AND

                                    ROMA BANK


         THIS AGREEMENT OF TRUST (the "Agreement") made effective November 1, 2003 by and between ROMA BANK, (the "Company") and RSGROUP TRUST COMPANY, a trust company incorporated under the laws of the State of Maine (the "Trustee"),

                                   WITNESSETH

         WHEREAS, the Company has adopted Roma Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan"), as amended and restated effective January 1, 1997, including provisions effective through March 13, 2002, for the exclusive purpose of providing benefits to participants and their beneficiaries under the Plan;

         WHEREAS, the Company previously appointed RSI Retirement Trust as a trustee for Plan assets, effective July 1, 1994, under the RSI Retirement Trust Agreement and Declaration of Trust ("RSI-RT Trust") and now desires to appoint a successor Plan trustee to RSI-RT Trust;

         WHEREAS, the Company has designated the Plan and this trust (the "Trust") which forms part of the Plan, as a plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the Trustee wishes to accept its appointment as trustee for the Plan;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

                                    ARTICLE I
                             ESTABLISHMENT OF TRUST

         Section 1.1. The Company and the Trustee hereby agree to the establishment of a trust consisting of such sums as shall from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon which, less payments made by the Trustee to carry out the purposes of the Plan, are referred to herein as the "Fund". The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Company or any affiliated entity or by

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any participant  under the Plan is in accordance with the terms of the Plan, nor shall the Trustee be responsible for the collection of any contributions required under the Plan.

         Section 1.2. The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of participants and their beneficiaries under the Plan and for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying the reasonable expenses of administering the Plan. Except as provided in Section 4.2, no assets of the Plan shall inure to the benefit of the Company or any affiliated entity.

         Section 1.3. The Trustee shall pay benefits and expenses from the Fund only upon the written direction of the Plan Administrator, the individual specified in the Plan as the fiduciary responsible for the day-to-day operation and administration of the Plan. The Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

                                   ARTICLE II
                             INVESTMENT OF THE FUND

         Section 2.1. The Trustee shall invest and reinvest the Fund without distinction between principal and income in any property, real, personal or mixed, wherever situate, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock (including stock of the Company, if any), stock options, convertible stocks and securities, bonds, notes, debentures, obligations issued or guaranteed by the United States of America (or any agency or instrumentality thereof), other obligations such as certificates of deposit, commercial paper, bankers acceptances, and repurchase agreements, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), demand or time deposits, savings deposits, shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and contracts, contracts for the immediate and future delivery of financial instruments and other property of any issuer, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized to invest trust funds by any law, or any rule of court, of any State and without regard to the proportion any such property may bear to the entire amount of the Trust Fund; provided, however, that investments shall be so diversified as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so, in the sole judgment of the person who is directing the investment of the Trust under the provisions of
Section 2.2, or in the sole judgment of the Trustees to the extent that they are managing the Trust Fund under such provisions.

         Section 2.2. In accordance with the provisions of the Plan, the Named Fiduciary of the Plan is authorized to appoint an "investment manager" as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to be responsible for managing one or more of the designated investment options available under the Plan and selecting the specific investments that comprise any such investment option. In such case, the

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Named Fiduciary shall establish the investment  policies and guidelines that the investment manager shall follow when managing the investment option for the Plan, but the Named Fiduciary shall not be responsible for the selection of the specific investments that comprise any such investment option. The Trustee shall follow the directions of the investment manager regarding the designated
investment   option(s)   for   which  the   investment   manager   is   assigned
responsibility.

         Section 2.3. In accordance with the provisions of the Plan, each participant who is eligible to make an investment election shall direct the Trustee as to the investment of that portion of his or her account subject to such election. All investment directions by participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by participants and beneficiaries directly to the Trustee in accordance with rules and procedures established and approved by the Plan Administrator and the Trustee. In making any such investment of the assets of the Fund, the Trustee shall be fully entitled to rely on the directions from participants that are properly furnished to the Trustee, and the Trustee shall be under no duty to make any inquiry or investigation with respect thereto.

         Section 2.4. Subject to the provisions of Section 2.1, 2.2, and 2.3, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Fund:

                  (a) to invest and reinvest all or a part of the assets of the Fund in the available investment options under the Plan without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Trustee, investment company, mutual fund, or other security or investment option offered by the Trustee. Any investment in, and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement and the Plan;

                  (b) to dispose of all or any part of the investments, securities, or other property which may from time to time or at any time constitute the Fund and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance thereof, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

                  (c) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

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

                  (d) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of the Plan and this Agreement;

                  (e) to pay from the Fund all taxes imposed or levied with respect to the Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof; and

                  (f) generally to exercise any of the powers of an owner with respect to all or any part of the Fund.

         Section 2.5. Each participant or beneficiary to whose account shares of Company stock, if any, have been allocated shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to the voting and, if applicable, tendering of shares of Company stock allocated to his or her account, and the Trustee shall follow the directions of those participants and beneficiaries who provide timely instructions to the Trustee. The Trustee shall vote and, if applicable, tender the shares of Company stock allocated to the accounts of participants for whom no timely instructions have been received in the same proportion as those shares of Company stock for which instructions were timely received, provided that the Plan requires that participants and beneficiaries be given advance notice as to the consequences of any failure to instruct the Trustee as to the voting and, if applicable, tendering of allocated shares of Company stock. The Company or an independent fiduciary (approved of by the Trustee) shall direct the Trustee with respect to the voting and, if applicable, tendering of shares of Company stock which have not been allocated to the accounts of participants or beneficiaries; provided, however, that the Trustee may require, in its sole discretion, that an independent fiduciary (approved of by the Trustee) direct the Trustee with respect to the voting, and, if applicable, tendering of shares of Company stock which have not been allocated with respect to any corporate matter which involves the voting of Company stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, a sale of substantially all assets of the business, or any similar transaction.

         Section 2.6. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.

                                   ARTICLE III
                           DUTIES AND RESPONSIBILITIES

         Section  3.1.  The  Trustee,   Company,   Named   Fiduciary   and  Plan
Administrator shall each discharge their assigned fiduciary duties and responsibilities under this Agreement and the Plan solely in the interest of participants and their beneficiaries in the following manner:

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

                  (a) for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

                  (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (c) by selecting a broad and diversified range of investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                  (d) in accordance with the provisions of the Plan and this Trust Agreement insofar as they are consistent with the provisions of ERISA.

         Section 3.2. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Company, the Named Fiduciary or the Plan Administrator. If the Plan is an individual account plan as defined in section 3(34) of ERISA ("Individual Account Plan"), then any participant or beneficiary under the Plan may examine those account records pertaining directly to that participant or beneficiary.

         Section 3.3. The Trustee shall determine the value of the Fund at such times as are mutually agreed upon by the Trustee and the Company but in no case less frequently than annually. The value of shares of Company Stock, if any, held in the Fund shall be determined at their fair market value defined as their closing market price on the relevant valuation date; provided, however, that in the event such shares of Company Stock have no readily-ascertainable fair market value because they are thinly-traded, at their fair value as determined in good faith and pursuant to written procedures recommended by the Company and approved by the Trustee as of such times as the Trustee determines to be appropriate, and from such financial publications, pricing services, or other services or sources as the Trustee reasonably believes appropriate. All other securities and the value of other assets held in the Fund shall be valued by the Trustee at their market values on the relevant valuation date under procedures established by the Trustee. For purposes of this Section, Company Stock shall be considered "thinly traded" if it is publicly traded on a national exchange or other generally recognized market, but not in sufficient volume and/or with sufficient frequency to assure prompt execution of buy and sell orders. The Trustee may seek an opinion from an independent investment advisor or legal counsel as to whether a given stock is "thinly traded."

         Section 3.4. Within 120 days after the end of each plan year for the Plan or within 120 days after its removal or resignation, the Trustee shall file with the Named Fiduciary a written account of the administration of the Fund showing all transactions effected by the Trustee with respect to the assets of the Plan subsequent to the period covered by the last preceding account to the end of such plan year or date of removal or resignation and all property held at its fair market

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

value at the end of the accounting period. Such accounting shall show the net value of the Plan's interest in each investment option maintained by the Trustee for the Fund and shall include financial information necessary for the completion of the annual reports required for the Plan under ERISA. The Named Fiduciary may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 120 days from the date on which the accounting is delivered to the Named Fiduciary.

         Section 3.5. If the Plan is an Individual Account Plan, then, in accordance with the terms of the Plan, the Trustee shall establish and maintain separate accounts in the name of each participant in order to record all contributions by or on behalf of the participant to the Plan and any earnings, losses and expenses attributable thereto. The Plan Administrator shall furnish the Trustee with participant enrollment data in a format acceptable to the Trustee identifying the name, address, social security number, and current investment directions of each participant for whom one or more separate accounts are to be established by the Trustee under this Agreement. With respect to all contributions to the Plan and other amounts that are transmitted to the Trustee, the Plan Administrator shall furnish the Trustee with participant allocation data in a format acceptable to the Trustee identifying each participant on whose behalf an amount is being transmitted to the Trustee and the dollar amount to be allocated to each of the participant's separate account under the Plan. In allocating amounts to participants' separate accounts under the Plan, the Trustee shall be fully entitled to rely on the participant enrollment and allocation data furnished to it by the Plan Administrator and shall be under no duty to make any inquiry or investigation with respect thereto.

         Section 3.6. If the Plan is an Individual Account Plan, then the Trustee shall, at least annually, furnish each participant in the Plan with statements reflecting the current fair market value of the participant's separate accounts under the Plan and all activities occurring within such accounts during the most recent reporting period, including Plan contributions, earnings, investment exchanges, distributions, and withdrawals.

         Section 3.7. The Trustee shall not be required to determine the facts concerning the eligibility of any participant to participate in the Plan, the amount of benefits payable to any participant or beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

         Section 3.8. Unless resulting from the Trustee's gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or ERISA, the Company shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement.

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

                                   ARTICLE IV
                            PROHIBITION OF DIVERSION

         Section 4.1. Except as provided in Section 4.2, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of participants or their beneficiaries, or for defraying reasonable expenses of administering the Plan.

         Section   4.2.   The   provisions   of  Section  4.1   notwithstanding,
contributions made by the Company or any affiliated entity under the Plan will be returned to the Company or affiliated entity under the following conditions:

                  (a) If a contribution is made by mistake of fact, such contributions may be returned within one year of the payment of such contribution upon demand of the Company or affiliated entity; and

                  (b) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it will be returned within one year after the disallowance of the deduction upon demand of the Company or affiliated entity. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

                  (c) Contributions to the Plan are specifically conditioned on initial qualification of the Plan under the Code. If a Plan is determined by the Internal Revenue Service to not be initially qualified, upon demand of the Company or affiliated entity any employer contributions made incident to that initial qualification will be returned within one year after the date the initial qualification is denied, provided that the determination of the Internal Revenue Service is made pursuant to an application for determination made by the time prescribed by law for filing the return of the Company or affiliated entity for the taxable year in which the Plan is adopted or such later date as is prescribed by the Secretary of the Treasury.

                                    ARTICLE V
                         COMMUNICATION WITH FIDUCIARIES

         Section 5.1. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Company, any named fiduciary, any investment manager or the Plan Administrator, the Trustee shall be entitled to rely upon any written communication signed by any person or agent designated to act as or on behalf of any such fiduciary. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Company and such authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any

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instructions,  directions,  certifications  and  communications  believed  to be genuine and to have been signed or communicated by the proper person.

         Section 5.2. The Company shall notify the Trustee in writing of the appointment, removal or resignation of any person designated to act as or on behalf of the Company, the Named Fiduciary, any investment manager, or the Plan Administrator. After such notification, the Trustee shall be fully protected in acting upon the directions of any person designated to act as or on behalf of any such fiduciary until the Trustee receives notice from the Company to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Company, the Named Fiduciary, any investment manager or the Plan Administrator.

                                   ARTICLE VI
                             TRUSTEE'S COMPENSATION

         Section 6.1. The Trustee shall be entitled to reasonable compensation for its services as is agreed upon with the Company. The Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Company.

                                   ARTICLE VII
                       RESIGNATION AND REMOVAL OF TRUSTEE

         Section 7.1. The Trustee may resign at any time by written notice to the Company which shall be effective 60 days after delivery unless prior thereto a successor trustee shall have been appointed.

         Section 7.2. Subject to the following paragraph of this Section, the Trustee may be removed by the Company at any time upon 60 days written notice to the Trustee; such notice, however, may be waived by the Trustee.

                           Notwithstanding the foregoing, removal of the Trustee
by the Company shall be subject to the same restrictions concerning the transfer or distribution of any assets of the Fund upon receipt of certain rulings or determinations, as are set forth in the first sentence of Section 22.7 of the prior RSI-RT Trust, which sentence is incorporated herein by reference.

         Section 7.3. The appointment of a successor trustee hereunder shall be accomplished by and take effect upon the delivery to the Trustee of written notice of the Company appointing such successor trustee, and an acceptance in writing of the successor trustee hereunder executed by the successor so appointed. A successor trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee so appointed with the same force and effect as if such successor trustee had been originally named herein as the trustee hereunder. If within 60 days after notice of resignation or removal shall have been given under the provisions of this Article VII a successor trustee shall not have been appointed, the Trustee or

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Company may apply to any court of competent  jurisdiction for the appointment of a successor trustee.

         Section 7.4. Upon the appointment of a successor trustee, the Trustee shall transfer and deliver the Fund to such successor trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor trustee and the Company who shall be jointly and severally liable therefor.

                                  ARTICLE VIII
                 AMENDMENT AND TERMINATION OF THE TRUST AND PLAN

         Section 8.1. The Company may, by delivery to the Trustee of an instrument in writing, terminate this Agreement at any time.

         Section 8.2. The Company may partially terminate this Agreement at any time by delivering to the Trustee a written direction to transfer such part of the Fund as may be specified in such direction to any other trust established for the purpose of funding benefits under the Plan or under any other plan qualifying under Section 401 of the Code, established for the benefit of participants in the Plan or their beneficiaries by the Company or any affiliated entity or any successor transferee of the Company or any affiliated entity; provided such transfer shall be in conformity with the requirements of Federal law.

         Section 8.3. This Agreement may be amended from time to time by the Company; provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Fund to any purpose other than providing benefits to participants and their beneficiaries under the Plan or defraying the reasonable expenses of administering the Plan.

         Section 8.4. If the Plan is terminated in whole or in part, the Trustee shall distribute the Fund or any part thereof in such manner and at such times as the Plan Administrator shall direct in writing in accordance with the
provisions  of  the  Plan;  provided,   however,  that  the  Trustee  may  delay
distribution of the Fund until it has received from the Company a copy of an Internal Revenue Service favorable determination letter addressing the Plan's tax-qualified status upon termination, or, in lieu thereof at the Trustee's sole discretion, an opinion from Company's legal counsel that the Plan met all qualification requirements at the date of termination.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         Section 9.1. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

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         Section  9.2.  Except as  otherwise  required by law in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, to the extent of any offset of a Participant's benefits as a result of any
judgment,   order,   decree  or   settlement   agreement   provided  in  Section
401(a)(13)(C), or any federal tax levy made pursuant to Section 6331 of the Code, or except as otherwise provided in the Plan with respect to any loan to a leveraged ESOP described in Section 4975(d)(3) of the Code or loan from the Fund to a participant in accordance with the provisions of the Plan, the benefits or proceeds of any allocated or unallocated portion of the assets of the Fund and any interest of any participant or beneficiary arising out of or created by the Plan either before or after the participant's retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such participant or beneficiary. Except as otherwise provided in the Plan with respect to any loan from the Fund to a participant in accordance with the provisions of the Plan, no participant or beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan and any action purporting to do so shall be void. The provisions of this Section shall apply to all participants and beneficiaries, regardless of their citizenship or place of residence.

         Section 9.3. Any person dealing with the Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

         Section 9.4. The Trustee hereby acknowledges receipt of a copy of the Plan. The Company will cause a copy of any amendment to the Plan to be delivered to the Trustee.

         Section 9.5. The construction, validity and administration of this Agreement shall be governed by ERISA and, to the extent not preempted by ERISA, the laws of the State of Maine, without regard to its rules regarding conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

                                     ROMA BANK

                                     BY:
                                          --------------------------------------
                                                PRINT NAME


                                          --------------------------------------
                                                TITLE



                                     RSGROUP TRUST COMPANY

                                     BY:
                                          --------------------------------------
                                                PRINT NAME


                                          --------------------------------------
                                                TITLE

STATE OF NEW JERSEY                        )
                                           :  ss.:
COUNTY OF                                  )


On this day of , in the year 2003, before me, the undersigned, a Notary Public in and for the said state, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.




SEAL:
                                       -----------------------------------------
                                       Notary Public of
                                                        ------------------------
                                       My Commission expires
                                                             -------------------


STATE OF NEW YORK                          )
                                           :  ss.:
COUNTY OF NEW YORK                         )

On this day of , in the year 2003, before me, the undersigned, a Notary Public in and for the said state, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is
(are)  subscribed  to  the  within   instrument  and  acknowledged  to  me  that
he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.




SEAL:
                                       -----------------------------------------
                                       Notary Public of
                                                        ------------------------
                                       My Commission expires
                                                             -------------------




                                       12